EXHIBIT 4.11

                                                               JANUARY 24, 2000














                       CLEAR CHANNEL COMMUNICATIONS, INC.

                               401(k) SAVINGS PLAN









                              Amended and Restated
                             Effective July 1, 1999

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                                        i
                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN


                                TABLE OF CONTENTS


                                                                           PAGE
PREFACE  .....................................................................i


ARTICLE 1 - DEFINITIONS

         1.01     Accounts....................................................1
         1.02     Actual Deferral Percentage..................................1
         1.03     Affiliated Employer.........................................2
         1.04     Annual Dollar Limit.........................................2
         1.05     Beneficiary.................................................2
         1.06     Board of Directors..........................................3
         1.07     Break in Service............................................3
         1.08     Code........................................................3
         1.09     Committee...................................................3
         1.10     Compensation................................................3
         1.11     Contribution Percentage.....................................4
         1.12     Deferral Account............................................4
         1.13     Deferral Contributions......................................4
         1.14     Disability..................................................5
         1.15     Earnings....................................................5
         1.16     Effective Date..............................................5
         1.17     Employee....................................................5
         1.18     Employer....................................................6
         1.19     Employer Matching Account...................................7
         1.20     Employer Matching Contribution..............................7
         1.21     Enrollment Date.............................................7
         1.22     ERISA.......................................................7
         1.23     Highly-Compensated Employee.................................7
         1.24     Hour of Service.............................................8
         1.25     Investment Fund............................................10
         1.26     Leased Employee............................................10
         1.27     Member.....................................................10
         1.28     Nonhighly-Compensated Employee.............................10
         1.29     Notice.....................................................11
         1.30     Parental Leave.............................................11
         1.31     Plan.......................................................11
         1.32     Plan Year..................................................11
         1.33     Rollover Account...........................................11
         1.34     Rollover Contributions.....................................11
         1.35     Spousal Consent............................................11
         1.36     Statutory Compensation.....................................12


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                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN


                                TABLE OF CONTENTS



                                                                           PAGE

ARTICLE 1 - DEFINITIONS

         1.37     Trust Fund.................................................12
         1.38     Trustees...................................................13
         1.39     Valuation Date.............................................13
         1.40     Vested Portion.............................................13
         1.41     Vesting Service............................................13
         1.42     Year of Eligibility Service................................14


ARTICLE 2 - ELIGIBILITY AND MEMBERSHIP

         2.01     Membership.................................................15
         2.02     Rehired Member.............................................15
         2.03     Transferred Members........................................16
         2.04     Termination of Membership..................................16
         2.05     Special Provisions for Jacor Communications, Inc...........17


ARTICLE 3 - CONTRIBUTIONS

         3.01     Deferral Contributions.....................................18
         3.02     Employer Matching Contributions............................21
         3.03     Rollover Contributions.....................................22
         3.04     Change in Contributions....................................22
         3.05     Suspension of Contributions................................22
         3.06     Actual Deferral Percentage Test............................23
         3.07     Contribution Percentage Test...............................25
         3.08     Aggregate Contribution Limitation..........................28
         3.09     Additional Discrimination Testing Provisions...............28
         3.10     Maximum Annual Additions...................................30
         3.11     Return of Contributions....................................33
         3.12     Contributions Not Contingent Upon Profits..................34
         3.13     Contributions During Period of Military Leave..............35



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                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN


                                TABLE OF CONTENTS



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ARTICLE 4 - INVESTMENT OF CONTRIBUTIONS

         4.01     Investment Funds...........................................37
         4.02     Investment of Members' Accounts............................37
         4.03     Responsibility for Investments.............................38
         4.04     Change of Election.........................................38
         4.05     Reallocation of Accounts Among the Funds...................38
         4.06     Limitations Imposed by Contract............................38
         4.07     ERISA Section 404(c) Compliance............................39


ARTICLE 5 - VALUATION OF UNITS AND CREDITS TO ACCOUNTS

         5.01     Units of Participation.....................................40
         5.02     Valuation of Units.........................................40
         5.03     Crediting the Accounts.....................................40
         5.04     Annual Statements..........................................41


ARTICLE 6 - VESTED PORTION OF ACCOUNTS

         6.01     Deferral Account and Rollover Account......................42
         6.02     Employer Matching Account..................................42
         6.03     Disposition of Forfeitures.................................43


ARTICLE 7 - WITHDRAWALS WHILE STILL EMPLOYED

         7.01     Withdrawal of Rollover Contributions.......................45
         7.02     Withdrawal After Age 59 1/2................................45
         7.03     Hardship Withdrawal........................................45
         7.04     Procedures and Restrictions................................48


ARTICLE  8 - LOANS TO MEMBERS

         8.01     Amount Available...........................................49
         8.02     Terms......................................................50




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                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN


                                TABLE OF CONTENTS



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ARTICLE 9 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

         9.01     Eligibility................................................53
         9.02     Forms of Distribution......................................53
         9.03     Commencement of Payments...................................54
         9.04     Age 70 1/2Required Distribution............................54
         9.05     Small Benefits.............................................56
         9.06     Status of Accounts Pending Distribution....................56
         9.07     Proof of Death and Right of Beneficiary or Other Person....57
         9.08     Distribution Limitation....................................57
         9.09     Direct Rollover of Certain Distributions...................57
         9.10     Waiver of Notice Period....................................58


ARTICLE 10 - ADMINISTRATION OF THE PLAN

         10.01    Appointment of Committee...................................60
         10.02    Duties of Committee........................................60
         10.03    Individual Accounts........................................61
         10.04    Meetings...................................................61
         10.05    Action of Majority.........................................62
         10.06    Compensation and Bonding...................................62
         10.07    Establishment of Rules.....................................62
         10.08    Prudent Conduct............................................62
         10.09    Service in More Than One Fiduciary Capacity................63
         10.10    Limitation of Liability....................................63
         10.11    Indemnification............................................63
         10.12    Appointment of Investment Manager..........................64
         10.13    Named Fiduciary............................................64
         10.14    Expenses of Administration.................................64
         10.15    Claims and Review Procedures...............................65


ARTICLE 11 - MANAGEMENT OF FUNDS

         11.01    Trust Agreement............................................66
         11.02    Exclusive Benefit Rule.....................................66




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                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN


                                TABLE OF CONTENTS



                                                                           PAGE

ARTICLE 12 - AMENDMENT, MERGER AND TERMINATION

         12.01    Amendment of Plan..........................................67
         12.02    Merger, Consolidation or Transfer..........................68
         12.03    Additional Participating Employers.........................68
         12.04    Termination of Plan........................................69
         12.05    Distribution of Accounts Upon a Sale of Assets or a
                  Sale of a Subsidiary.......................................70


ARTICLE 13 - GENERAL PROVISIONS

         13.01    Nonalienation..............................................71
         13.02    Conditions of Employment Not Affected by Plan..............72
         13.03    Facility of Payment........................................72
         13.04    Erroneous Allocation.......................................73
         13.05    Information................................................74
         13.06    Top-Heavy Provisions.......................................74
         13.07    Prevention of Escheat......................................77
         13.08    Member Notices.............................................78
         13.09    Construction...............................................78


APPENDIX A





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                                     PREFACE


The Clear Channel Communications, Inc. 401(k) Plan was initially adopted effective as of January 1, 1987.

This amendment and restatement is to be effective as of July 1, 1999 for the benefit of the designated employees of the entities described herein and it is intended to comply with all statutory and regulatory requirements effective on or before July 1, 1999.




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                       CLEAR CHANNEL COMMUNICATIONS, INC.
                               401(k) SAVINGS PLAN
                                    ARTICLE 1
                                   DEFINITIONS

1.01 "Accounts" means the Employer Matching Account, the Deferral Account and the Rollover Account.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferral Contributions made pursuant to Section 3.01 for a Plan Year (including Deferral Contributions returned to a Highly-Compensated Employee under Section 3.01(c) and Deferral Contributions returned to any Employee pursuant to Section 3.01(d)), to (b) the Employee's Statutory Compensation for that entire Plan Year, provided that, upon the direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1%. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferral Contributions may be taken into account for a Plan Year only if they:

     (a) relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,

     (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

     (c) are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.

1.03 "Affiliated Employer" means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.26 and 3.10, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code.

1.04 "Annual Dollar Limit" means $150,000, as adjusted from time to time for cost of living in accordance with Section 401(a) (17)(B) of the Code.

1.05 "Beneficiary" means any person, persons or entity designated by a Member to receive any benefits payable in the event of the Member's death. However, a married Member's spouse shall be the Member's Beneficiary unless or until he or she elects another Beneficiary with Spousal Consent. If no
     Beneficiary designation is in effect at the Member's death, or if no person, persons or entity so designated survives the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member.



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1.06 "Board  of  Directors"  means  the  Board of  Directors  of  Clear  Channel
     Communications, Inc.

1.07 "Break in Service" means an event affecting forfeitures, which shall occur for any Plan Year after the Plan Year in which an employee first becomes employed by the Employer or an Affiliated Employer during which he or she does not complete more than 500 Hours of Service. A Break in Service shall not occur during an approved leave of absence or during a period of military service which is included in the Employee's Vesting Service pursuant to Section 1.41.

1.08 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.09 "Committee" means the persons named by the Board of Directors (or its delegate) to administer and supervise the Plan as provided in Article 10.

1.10 "Compensation" means the total cash remuneration paid to an Employee for services rendered to the Employer, determined prior to any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan under Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude severance payments, vacation pay and commissions paid after the termination of service, amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter I of the Code; or other amounts which receive special tax benefits, such as premiums for group term life insurance or fringe benefits excludable from income under Section 132 of the Code. The Annual Dollar Limit shall apply to Compensation earned after the date an Employee becomes a Member under Section 2.02.

     For Plan Years beginning after December 31, 1996, the Annual Dollar Limit requirement to aggregate Compensation paid to a Highly-Compensated Employee, his or her spouse and lineal descendants who have not attained age 19 before the end of the Plan Year, no longer applies.

1.11 "Contribution Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of the Employee's Employer Matching Contributions for that Plan Year (excluding any Employer Matching Contributions forfeited under the provisions of Sections 3.01 and 3.05), to
     (b) his or her Statutory Compensation for that entire Plan Year; provided that, upon the direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1%.

1.12 "Deferral   Account"   means  the  account   credited   with  the  Deferral
     Contributions   made  on  a   Member's   behalf  and   earnings   on  those
     contributions.

1.13 "Deferral  Contributions"  means  amounts  contributed  pursuant to Section
     3.01.



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1.14 "Disability" means total and permanent  physical or mental  disability,  as evidenced by (a) receipt of a Social Security disability pension, (b) receipt of disability payments under the Employer's long-term disability program, or (c) certification by a physician or physicians chosen by the Member and satisfactory to the Committee.

1.15 "Earnings" means the amount of earnings to be returned with any excess deferrals, excess contributions or excess aggregate contributions under
     Section 3.01, 3.06, 3.07 or 3.08 for a Plan Year, determined as of the last day of such Plan Year under the Plan's method of allocating income to Members' Accounts pursuant to Article 5.

1.16 "Effective Date" means July 1, 1999. The original effective date of the Plan is January 1, 1987.

1.17 "Employee" means:

     (a)  an employee of the Employer who:

          (1) receives stated compensation other than a pension, severance pay, retainer, or fee under contract; and

          (2) is paid through the Employer's payroll and such pay is reported to the Internal Revenue Service on Form W-2 and not on Internal Revenue Service Form 1099; and

          (3) is not specifically excluded as described in the following paragraph (b).

     (b) The term "Employee" specifically excludes the following classes of individuals and such individuals are ineligible to participate in the Plan, regardless of any other Plan terms to the contrary, and regardless of whether the individual is determined to be a "common law employee" of the Employer by the Internal Revenue Service, Department of Labor, court or other tribunal of competent jurisdiction or other government agency:

          (1) any Leased Employee;

          (2) any individual who has signed an employment agreement, independent contractor agreement, or other personal services contract with the Employer stating that he or she is not eligible to participate in the Plan;

          (3) any individual the Employer treats as an independent contractor, during the period that the individual is so treated. An individual is treated as an independent contractor if payment for his or her services is reported to the Internal Revenue Service on Form 1099, and not on an Internal Revenue Service Form W-2; or

          (4) any individual who is included in a unit of employees covered by a collective bargaining agreement other than those employees listed in Appendix A, which Appendix may be modified from time to time.

     (c) The term "employee" as used in this Plan means any individual who is employed by the Employer or an Affiliated Employer and is paid through the Employer or Affiliated Employer's payroll and such pay is reported to the Internal Revenue Service on Form W-2 and not on Internal Revenue Service Form 1099, regardless of whether the individual is an "Employee," and any Leased Employee.

1.18 "Employer" means Clear Channel Communications, Inc. or any successor by merger, purchase or otherwise, with respect to its employees, any other company participating in the Plan as provided in Section 12.03, with respect to its employees, including specifically as of the Effective Date, all its subsidiaries, with respect to their employees, except for Universal Outdoor, Inc. prior to January 1, 2000. Any other entity which becomes an Affiliated Employer may commence participation in the Plan as provided in
     Section 12.03.

1.19 "Employer Matching Account" means the account credited with Employer Matching Contributions and earnings on those contributions.

1.20 "Employer Matching  Contributions"  means amounts  contributed  pursuant to
     Section 3.02.

1.21 "Enrollment Date" means the Effective Date and any January 1, April 1, July 1 and October 1 following that date.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 "Highly-Compensated Employee" means for a Plan Year commencing on or after January 1, 1997, any employee of the Employer or an Affiliated Employer (whether or not eligible for membership in the Plan) who

          (a) was a 5% owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

          (b) for the preceding Plan Year received Statutory Compensation in excess of $80,000, and was among the highest 20% of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

          Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

          The Employer's top-paid group election as described above, shall be used consistently in determining Highly-Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements. Notwithstanding the foregoing, the consistency provision in the preceding sentence shall not apply for the Plan Year beginning in 1997, and for Plan Years beginning in 1998 and 1999, shall apply only with respect to all qualified retirement plans (other than a multiemployer plan) of the Employer and Affiliated Employers.

          The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.24 "Hour of Service" means, with respect to any applicable computation period,

          (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer,

          (b) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period, (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or
          (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made,
          (d) solely for purposes of determining whether an employee has incurred a Break in Service under the Plan, each hour for which an employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. However, the number of hours credited to an employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period, and (e) solely for purposes of determining whether an employee has incurred a Break in Service under the Plan, each hour for which an employee would normally be credited under paragraph (a) or (b) above during a period of leave for the birth, adoption or placement of a child, to care for a spouse or other immediate family member with a serious illness or for the employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

         No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
         Section 2530.200b-2(b) and (c) and may be based on the monthly equivalency set forth in Section 2530.200b-3 as determined by the Committee in a reasonable and consistent manner.

1.25 "Investment Fund" means the separate funds in which contributions to the Plan are invested in accordance with Article 4.

1.26 "Leased Employee" means any person performing services for the Employer or an Affiliated Employer as a leased employee as defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he or she has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he or she shall not, by reason of that status, become a Member of the Plan.

1.27 "Member" means any person included in the membership of the Plan as provided in Article 2.

1.28 "Nonhighly-Compensated Employee" means for any Plan Year an employee of the Employer or an Affiliated Employer who is not a Highly- Compensated Employee for that Plan Year.

1.29 "Notice" means the indication by the Employee of his or her wishes through the means written, electronic or telephonic, provided for the particular purpose by the Committee.

1.30 "Parental Leave" means a period in which the Employee is absent from work immediately following his or her active employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.31 "Plan" means the Clear Channel Communications, Inc. 401(k) Savings Plan as set forth in this document or as amended from time to time.

1.32 "Plan Year" means the 12-month period beginning on any January 1.

1.33 "Rollover Account" means the account credited with the units attributable to the Rollover Contributions made by a Member.

1.34 "Rollover  Contributions"  means  amounts  contributed  pursuant to Section
     3.04.

1.35 "Spousal Consent" means the written consent of a Member's spouse to the Member's designation of a specified Beneficiary. The spouse's consent shall be witnessed by a Plan representative or notary public. The consent of the spouse shall also acknowledge the effect on him or her of the Member's election. The requirement for spousal consent may be waived by the Committee if it believes there is no spouse, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law.

1.36 "Statutory Compensation" means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Employer, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For purposes of determining Highly-Compensated Employees under Section 1.23 and key employees under Section 13.05(a)(iii), Statutory Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code. For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Committee directs otherwise for a particular Plan Year. Statutory Compensation for a Plan Year shall not exceed the Annual Dollar Limit, provided that such Annual Dollar Limit shall not be applied in determining Highly-Compensated Employees under
     Section 1.23.

     For Plan Years after December 31, 1996, the Annual Dollar Limit requirement to aggregate Statutory Compensation paid to a Highly-Compensated Employee, his or her spouse and lineal descendants who have not attained age 19 before the close of the Plan Year, no longer applies.

1.37 "Trust Fund" means the fund established by the Board of Directors as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.38 "Trustees"  means the trustees holding the funds of the Plan as provided in
     Article 11.

1.39 "Valuation Date" means each trading day of the New York Stock Exchange.

1.40 "Vested Portion" means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6, or if applicable,
     Section 13.06.

1.41 "Vesting Service" means, with respect to any employee, his or her years of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he or she first completes an Hour of Service, provided that:

     (a) a Plan Year in which an employee completes at least 1,000 Hours of Service counts as a full year of Vesting Service;

     (b) if he or she is absent from the service of the Employer or any Affiliated Employer because of service in the Armed Forces of the United States and he or she returns to service with the Employer or an Affiliated Employer having applied to return while his or her reemployment rights were protected by law, the absence shall be included in his or her Vesting Service;

     (c) if he or she is on a leave of absence approved by the Employer, under rules uniformly applicable to all Employees similarly situated, the Employer may authorize the inclusion in his or her Vesting Service of any portion of that period of leave which is not included in his or her Vesting Service under (a) or (b) above; and

     (d) if he or she incurs a Break in Service (whether prior to or after termination of employment), his or her Vesting Service after the Break in Service and after reemployment in the case he or she terminated employment shall be aggregated with his or her previous period or periods of Vesting Service if (i) he or she had made Deferral Contributions to the Plan prior to the Break in Service or he or she was vested in any portion of his or her Employer Matching Account, or (ii) the number of consecutive one-year Breaks in Service does not equal or exceed the greater of five years or his or her total number of years of Vesting Service before his or her Break in Service, excluding any years of Vesting Service disregarded by reason of any earlier Break in Service.

     For purposes of this Section, an employee's period of employment shall only include employment from the time an entity becomes an Affiliated Employer, except as provided in Section 12.03.

1.42 "Year of Eligibility Service" means, with respect to any employee, a 12-month period of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he or she first completes an Hour of Service. If an employee's employment is terminated before completing one Year of Eligibility Service and he or she is later reemployed, his or her Eligibility Service after reemployment shall be aggregated with his or her previous period or periods of Eligibility Service.

                                    ARTICLE 2
                           ELIGIBILITY AND MEMBERSHIP

2.01 Membership

     Every Employee shall become a Member as of the first Enrollment Date following the date he or she completes one Year of Eligibility Service and is age 21, provided he or she is then an Employee.

     Notwithstanding the foregoing, an Employee shall become a Member of the Plan as of the first Enrollment Date which is no earlier than 60 days following the events described below, without having to complete one Year of Eligibility Service, provided he or she is then an Employee:

     (a) the acquisition of an entity which becomes an Affiliated Employer and commences participation in the Plan on behalf of its employees pursuant to Section 12.03;

     (b)  the acquisition of the Employee's former employer's  operating assets;
          or

     (c) the designation of the Employee as an LMA Employee. For any particular event, in a uniform manner for all employees affected by such event, the Committee may permit any such Employee to become a Member at an Enrollment Date.

2.02 Rehired Member

     Any rehired Employee who at the time of his or her termination of employment was a Member of this Plan will again become a Member as soon as practicable after such Employee's reemployment date.

     Such rehired Employee shall once again become a Member hereunder and shall be eligible to have Deferral Contributions made on his or her behalf pursuant to the provisions of Section 3.01 as soon as administratively practicable following his or her reenrollment date.


2.03 Transferred Members

     (a) Notwithstanding any provision of the Plan to the contrary, a Member who remains in the employ of the Employer or an Affiliated Employer but ceases to be an Employee shall continue to be a Member of the Plan but shall not be eligible to receive allocations of Deferral Contributions or Employer Matching Contributions, while his or her employment status is other than as an Employee. In the event he or she becomes an Employee again, he or she will be eligible to make Deferral Contributions as provided in paragraph (b)(ii) below).

     (b) An individual who transfers from the status of an employee ineligible for Plan membership to an Employee eligible for membership shall become a Member on the later of (i) on the first Enrollment Date following the month in which he or she completes the requirements set forth in Section 2.01, or (ii) as soon as practicable after the date such individual becomes an Employee.

2.04 Termination of Membership

     A Member's membership shall terminate on the date he or she is no longer employed by the Employer or any Affiliated Employer unless the Member is entitled to benefits under the Plan, in which event his or her membership shall terminate when those benefits are distributed to him or her.

2.05 Special Provisions for Jacor Communications, Inc.

     Any employee of Jacor Communications, Inc. and its subsidiaries ("Jacor") who would have been eligible to participate in Jacor's Code Section 401(k) plan as of July 1, 1999 will be eligible to become a Member of this Plan as of July 1, 1999.

                                    ARTICLE 3
                                  CONTRIBUTIONS


3.01 Deferral Contributions

     (a)(i) Effective as of a Member's Enrollment Date or reenrollment date as defined in Article 2, the Member shall have his or her Compensation reduced by 2% and that amount shall be contributed on his or her behalf to the Plan by the Employer as Deferral Contributions until and unless the Member elects, in accordance with the procedures and within such time periods as the Committee shall prescribe, to receive such Compensation directly from the Employer in cash. Such reduction in Compensation shall commence as soon as administratively practicable following (A) the Member's Enrollment Date or (B) the Member's reenrollment date, as defined in Article 2, and shall be applied to Compensation which could have been subsequently received by the Member. Such Member may elect, subject to the provisions of paragraphs
          (b) through (d) below, to increase the reduction of his or her subsequent Compensation, in increments of 1%, up to a total of 15% and have that amount contributed on his or her behalf to the Plan by the Employer as Deferral Contributions. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

          Alternatively, a Member who elects to receive the 2% of Compensation described in the above paragraph directly from the Employer in cash, may elect at a later date, subject to the provisions of paragraphs (b) and (d) below, to have his or her subsequent Compensation reduced by at least 1%, but no more than 15%, in increments of 1%, and have that amount contributed to the Plan by the Employer. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

          (ii) Except as otherwise provided in Section 2.03, each other Member, may elect, subject to the provisions of paragraphs (b) through (d) below, to have his or her subsequent Compensation reduced by at least 1%, but no more than 15%, in increments of 1%, and have that amount contributed to the Plan by the Employer. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

          (iii) Any Deferral Contributions shall be paid to the Trustees as soon as practicable, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Member in cash.

     (b) In no event shall the Member's Deferral Contributions and similar contributions made on his or her behalf by the Employer or an Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000, as adjusted from time to time for cost of living pursuant to Section 402(g)(5) of the Code. If a Member's Deferral Contributions in a calendar year reach that dollar limitation, his or her election of Deferral Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Member's election of Deferral Contributions shall again become effective in accordance with his or her previous election, unless the Member elects otherwise in accordance with Section 3.04.

     (c) In the event that the sum of the Deferral Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Member shall be deemed to have elected a return of Deferral Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferral Contributions previously returned to the Member under Section 3.06 for that calendar year. In the event any Deferral Contributions returned
          under  this   paragraph   (c)  were   matched  by  Employer   Matching
          Contributions under Section 3.02, those Employer Matching Contributions, together with Earnings, shall be forfeited and used to reduce Employer contributions.

     (d) If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his or her Deferral Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferral Contributions previously returned to the Member under Section
          3.06 for that calendar year. In the event any Deferral Contributions returned under this paragraph (d) were matched by Employer Matching Contributions under Section 3.02, those Employer Matching Contributions, together with Earnings, shall be forfeited and used to reduce Employer contributions.

3.02 Employer Matching Contributions

     The Employer may contribute from time to time on behalf of each of its Members who elects to make Deferral Contributions an amount equal to a designated percent of the first 5% of the Deferral Contributions made on behalf of the Member to the Plan during each payroll period. In no event, however, shall the Employer Matching Contributions pursuant to this Section exceed 5% of the Member's Compensation while a Member with respect to a particular Plan Year. The Employer Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.06, 3.07 and 3.08. If any portion of the Deferred Cash Contribution to which the Employer Matching Contribution relates is returned to the Member under Section 3.01, 3.06, 3.07 or 3.08, the corresponding Employer Matching Contribution shall be forfeited and if any amount of the Employer Matching Contribution is deemed an excess aggregate contribution under
     Section 3.07, such amount shall be forfeited in accordance with the provisions of that Section. The Employer Matching Contributions shall be paid to the Trustees as soon as practicable.

3.03 Rollover Contributions

     With the permission of the Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from an Employee, whether or not he or she has met the eligibility requirements for membership, in cash (or, in the case of Employer common stock, in kind), any amount previously received (or deemed to be received) by him or her from a qualified plan. The Plan may receive such amount either directly from the Employee, from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Employee provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustees on or before the 60th day after the day it was received by the Employee.

3.04 Change in Contributions

     The percentages of Compensation designated by a Member under Section 3.01 shall automatically apply to increases and decreases in his or her Compensation. A Member may change his or her election under Section 3.01 at any time by giving such advance Notice as the Committee shall prescribe. The changed percentage shall become effective as soon as practicable following such Notice.

3.05 Suspension of Contributions

     (a) A Member may revoke his or her election under Section 3.01 by giving such advance Notice as the Committee shall prescribe. The revocation shall become effective as soon as practicable following such Notice.

     (b) A Member who has revoked his or her election under Section 3.01 may apply to the Committee to resume having his or her Compensation reduced in accordance with Section 3.01 as soon as practicable following such Notice.

3.06 Actual Deferral Percentage Test

     With respect to each Plan Year commencing on or after January 1, 1997, the Actual Deferral Percentage for that Plan Year for Highly-Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly-Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly-Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year by more than two percentage points, and such Actual Deferral Percentage for such Highly-Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.10). Notwithstanding the foregoing, the Employer may elect to use the Actual Deferral Percentage for Nonhighly-Compensated Employees for the Plan Year being tested rather than the preceding Plan Year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

     The Committee may implement rules limiting the Deferral Contributions which may be made on behalf of some or all Highly-Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section has been exceeded in any Plan Year, the following provisions shall apply: (a) The actual deferral ratio of the Highly-Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1% of the Member's Statutory Compensation. The amount of Deferral Contributions made by each Highly-Compensated Employee in excess of the amount permitted under his or her revised deferral ratio shall be added together. This total dollar amount of excess contributions ("excess contributions") shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of paragraph (b) below. (b) The Deferral Contributions of the Highly-Compensated Employee with the highest dollar amount of Deferral Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee's Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly-Compensated Employee with the next highest dollar amount of Deferral Contributions, or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly-Compensated Employee, together with Earnings thereon, shall be distributed to him or her in accordance with the provisions of paragraph
     (c).

     (c) The excess contributions, together with Earnings thereon, allocated to a Member shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferral Contributions previously returned to the Member under Section
          3.01 for that Plan Year. In the event any Deferral Contributions returned under this Section were matched by Employer Matching Contributions, such corresponding Employer Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Employer contributions.


3.07 Contribution Percentage Test

     With respect to each Plan Year commencing on or after January 1, 1997, the Contribution Percentage for that Plan Year for Highly-Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Contribution Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were
     Members or eligible to become Members during the preceding Plan Year multiplied by 1.25. If the Contribution Percentage for such Plan Year for such Highly-Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly-Compensated Employees for the Plan Year may not exceed the Contribution Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year by more than two percentage points, and the Contribution Percentage for such Highly-Compensated Employees for the Plan Year may not be more than
     2.0 times the Contribution Percentage for the preceding Plan Year for all Nonhighly-Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.08). Notwithstanding the foregoing, the Employer may elect to use the Actual Contribution Percentage for Nonhighly-Compensated Employees for the Plan Year being tested rather than the preceding Plan Year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury. If the Committee determines that the limitation under this Section 3.07 has been exceeded in any Plan Year, the following provisions shall apply:

     (a) The actual contribution ratio of the Highly-Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly-Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1% of a Member's Statutory Compensation. The amount of Employer Matching Contributions made by or on behalf of each Highly-Compensated Employee in excess of the amount permitted under his or her revised actual contribution ratio shall be added together. This total dollar amount of excess contributions ("excess aggregate contributions") shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of paragraph (b) below.

     (b) The Employer Matching Contributions of the Highly-Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee's Employer Matching Contributions to equal the dollar amount of such contributions of the Highly-Compensated Employee with the next highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly-Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (c) below.

     (c) Excess aggregate contributions allocated to a Highly-Compensated Employee under paragraph (b) above shall be distributed or forfeited as follows: so much of the Employer Matching Contributions, together with Earnings, as shall be necessary to equal the excess aggregate contributions shall be reduced, with the vested Employer Matching Contributions, together with applicable Earnings, being paid to the Member and the Employer Matching Contributions which are forfeitable under the Plan, together with applicable Earnings, being forfeited and applied to reduce Employer contributions.

     (d) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

3.08 Aggregate Contribution Limitation

     Notwithstanding the provisions of Sections 3.06 and 3.07, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly-Compensated Employees and the Contribution Percentage of such group, after applying the provisions of Sections 3.06 and 3.07, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly-Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.07.

3.09 Additional Discrimination Testing Provisions

     (a) If any Highly-Compensated Employee is a member of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under
          Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly-Compensated Employee or under which the Highly-Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly-Compensated Employee under all such plans in applying the limitations of Sections 3.06, 3.07 and 3.08. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.32, the contributions to be taken into account in applying the limitations of Sections 3.06,
          3.07 and 3.08 will be those made in the plan years ending with or within the same calendar year.

     (b) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.06, 3.07 and 3.08 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (b) only if they have the same plan year.

     (c) The Employer may elect to use Deferral Contributions to satisfy the tests described in Sections 3.07 and 3.08, provided that the test described in Section 3.06 is met prior to such election, and continues to be met following the Employer's election to shift the application of those Deferral Contributions from Section 3.06 to Section 3.07.

     (d) The Employer may authorize that special "qualified nonelective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Members, who are not Highly-Compensated Employees, as the Committee shall determine. The Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100% nonforfeitable when made. Any qualified nonelective contributions and any earnings credited on any qualified nonelective contributions after such date shall only be available for withdrawal under the provisions of Section 7.02. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.06, 3.07 and 3.08, where necessary.

     (e) Notwithstanding any provision of the Plan to the contrary, if employees included in a unit of employees covered by a collective bargaining agreement are participating in the Plan and not more than 2% of such employees are Highly-Compensated Employees and professionals, then such employees shall be disregarded in applying the provisions of Section 3.06, 3.07 and 3.08. However, a separate actual deferral percentage test must be performed for the group of collective bargaining employees on and after January 1, 1993 on the basis that those employees are included in a separate cash-or-deferred arrangement.

     (f) For Plan Years commencing on and after January 1, 1999, if the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 3.06, 3.07 and 3.08 by excluding from consideration all eligible employees (other than Highly-Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.10 Maximum Annual Additions

     (a) The annual addition to a Member's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his or her aggregate remuneration for that Plan Year or (ii) $30,000, as adjusted pursuant to Section 415(d) of the Code. (b) For purposes of this Section, the "annual addition" to a Member's Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or an Affiliated Employer shall be the sum of:

          (i) the total contributions, including Deferral Contributions, made on the Member's behalf by the Employer and all Affiliated Employers, (ii) all Member contributions, exclusive of any Rollover Contributions, and (iii)forfeitures, if applicable, that have been allocated to the Member's Accounts under this Plan or his or her accounts under any other such qualified defined contribution plan, and solely for purposes of clause (i) of paragraph (a) above, (iv) amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Member.

               For purposes of this paragraph (b), any Deferral Contributions distributed under Section 3.06 and any Employer Matching Contributions distributed or forfeited under the provisions of
               Section 3.01, 3.06, 3.07 or 3.08 shall be included in the annual addition for the year allocated. However, (i) any loan repayments made under Article 8, (ii) amounts required to be repaid under
               Section 6.03 as a condition of the restoration of a Member's forfeited Employer Matching Account balance and (iii) any excess deferrals timely distributed from the Plan under Section 3.01(c) or (d) shall be excluded from the definition of Annual Addition.

     (c) For purposes of this Section, the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of such Member by the Employer or an Affiliated Employer for personal services actually rendered, and shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under
          Section 125, 402(g) or 457 of the Code, but shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 402(g)(3) or 457 of the Code.

     (d) If the annual addition to a Member's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Member's annual compensation or in determining the amount of Deferral Contributions that may be made with respect to a Member under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority: (i) The Member's unmatched Deferral Contributions under Section 3.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member together with any earnings on the contributions to be returned.

          (ii) The Member's matched Deferral Contributions and corresponding Employer Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Deferral Contributions shall be returned to the Member together with any earnings on those contributions to be returned, and the amount attributable to the Employer Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

               Any Deferral Contributions returned to a Member under this paragraph (d) shall be disregarded in applying the dollar limitation on Deferral Contributions under Section 3.01(b), and in performing the Actual Deferral Percentage Test under Section 3.06.

3.11 Return of Contributions

     (a) If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

     (b) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

     (c) In the event that Deferral Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferral Contributions so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Deferral Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.12 Contributions Not Contingent Upon Profits

     The Employer may make contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing plan" for all purposes of the Code.

3.13 Contributions During Period of Military Leave

     (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Without regard to any limitations on contributions set forth in this Article 3, a Member who is reemployed on or after August 1, 1990 and is credited with Vesting Service under the provisions of
          Section 1.41(b) because of a period of service in the uniformed services of the United States, may elect to contribute to the Plan the Deferral Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he or she remained continuously employed by the Employer throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Member's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Deferral Contributions so determined shall be limited as provided in Sections 3.01(b), 3.06, 3.07 and 3.08 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the applicable repayment period. The repayment period shall equal three times the period of absence, but not longer than five years and shall begin on the latest of: (i) the Member's date of reemployment, (ii) October 13, 1996, or (iii) the date the Employer notifies the Employee of his or her rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

     (b)  With respect to a Member who makes the election described in paragraph
          (a) above, the Employer shall make Employer Matching Contributions on the make-up contributions in the amount described in the provisions of
          Section 3.02, as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions under this paragraph shall be made during the period described in paragraph (a) above. Earnings (or losses) on Employer Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Employer Matching Contributions described in Sections 3.02, 3.06, 3.07 and 3.08 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

     (c) All contributions under this Section are considered "annual additions," as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.10 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. I.

                                    ARTICLE 4
                           INVESTMENT OF CONTRIBUTIONS

4.01 Investment Funds

     (a) Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Committee, which from time to time may include such equity funds, international equity funds, fixed income funds, money market funds, an Employer stock fund and other funds as the Committee elects to offer.

     (b) The Trustees may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Investment Funds, all within the limitations specified in the trust agreement.

     (c) Dividends, interest, and other distributions received on the assets held by the Trustees in respect to each of the above Investment Funds shall be reinvested in the respective Investment Fund.

     (d) In the event the Committee authorizes an Employer stock fund, that Investment Fund shall consist primarily of common stock of the Employer, and shall be purchased by the Trustees regularly in the open market, by the exercise of stock rights or by private purchase from anyone, including the Employer. Any such purchase shall be in full compliance with the fiduciary requirements of ERISA.

4.02 Investment of Members' Accounts

     A Member shall make one investment election covering his or her Accounts in accordance with one of the following options: (a) 100% in one of the available Investment Funds; (b) in more than one Investment Fund allocated in multiples of 1%.

     If no investment election is made, any contributions made on the Member's behalf shall be invested as directed by the Committee from time to time.

4.03 Responsibility for Investments

     Each Member is solely responsible for the selection of his or her investment options. The Trustees, the Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.


4.04 Change of Election

     A Member may change his or her investment election under Section 4.02 by giving such advance Notice as the Committee shall prescribe. Such changed investment election shall become effective as soon as administratively practicable following such Notice and shall be effective only with respect to subsequent contributions.

4.05 Reallocation of Accounts Among the Investment Funds

     A Member may elect to reallocate his or her Accounts among the Investment Funds, in multiples of 1% and in whole dollar multiples, by giving such advance Notice as the Committee shall prescribe. Such reallocation shall be effective as soon as administratively practicable following such Notice.

4.06 Limitations Imposed by Contract

     Notwithstanding anything in this Article to the contrary, any contributions invested in a fund of guaranteed investment contracts shall be subject to any and all terms of such contracts, including any limitations therein placed on the exercise of any rights otherwise granted to a Member under any other provisions of this Plan with respect to such contributions.

4.07 ERISA Section 404(c) Compliance

     This Plan is intended to constitute a plan described in Section 404(c) of ERISA. I.

                                    ARTICLE 5
                   VALUATION OF UNITS AND CREDITS TO ACCOUNTS


5.01 Units of Participation

     A Member's interest in each Investment Fund shall be represented by units of participation. Prior to the first Valuation Date, each unit in an Investment Fund shall be valued at $1.00 for each dollar of contribution made to that Investment Fund during the period from the Effective Date through the first Valuation Date.

5.02 Valuation of Units

     The value of a unit in each Investment Fund shall be determined on each Valuation Date by dividing the current market value of the assets in that Investment Fund on that date as determined by the Trustees, after the payment out of that Investment Fund of all brokerage fees and transfer taxes applicable to purchases and sales for that Investment Fund made since the previous Valuation Date and excluding, on each Valuation Date after the first, the contributions made during the period since the previous Valuation Date, by the total number of units in that Investment Fund.


5.03 Crediting the Accounts

     (a) The Deferral Account of a Member in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Deferral Contributions, if any, made by the Employer to that Investment Fund on behalf of the Member since the previous Valuation Date, if applicable, by the unit value for that Investment Fund as determined on that Valuation Date;

     (b) The Employer Matching Account of a Member in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Employer's contributions, if any, made on the Member's behalf to the Employer Matching Account in that Investment Fund since the previous Valuation Date, if applicable, by the unit value for that Investment Fund as determined on that Valuation Date; and

     (c) The Rollover Account of a Member in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Rollover Contributions, if any, made by the Member to that Investment Fund since the previous Valuation Date, if applicable, by the unit value for that Investment Fund as determined on that Valuation Date.


5.04 Annual Statements

     At least once a year, each Member shall be furnished with a statement setting forth the value of his or her Accounts and the Vested Portion of his or her Accounts.

                                    ARTICLE 6
                           VESTED PORTION OF ACCOUNTS


6.01 Deferral Account and Rollover Account

     A Member shall at all times be 100% vested in, and have a nonforfeitable right to, his or her Deferral Account and Rollover Account.

6.02 Employer Matching Account

     (a) A Member shall be vested in, and have a nonforfeitable right to, his or her Employer Matching Account in accordance with the following schedule:

                    Years of Vesting Service                    Percent Vested
                    ------------------------                    --------------
                      less than 3 years                                   0%
                           3 years                                       20
                           4 years                                       40
                           5 years                                       60
                           6 years                                       80
                           7 or more years                              100

     (b) Notwithstanding the foregoing, a Member shall be 100% vested in, and have a nonforfeitable right to, his or her Accounts upon death, Disability, or the attainment of his or her 65th birthday. Any employee of Jacor who is eligible to become a Member in accordance with the provisions of Section 2.05 and whose original date of hire was on or before December 31, 1996, shall be 100% vested in, and have a nonforfeitable right to, his or her Accounts.

     (c) In addition to the foregoing, any employee of Jacor who is eligible to become a Member in accordance with the provisions of Section 2.05 and whose original date of hire is after December 31, 1996 shall be credited with Years of Vesting Service as of July 1, 1999 equal to the period of time between his or her original date of hire and July 1, 1999, in whole years rounded to the nearest year.

6.03 Disposition of Forfeitures

     (a) Upon termination of employment of a Member who was not fully vested in his or her Employer Matching Account, the non-vested portion of his or her Employer Matching Account shall not be forfeited until the Member's number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Member's total number of Years of Vesting Service before his or her Break in Service, or receives a distribution of the Vested Portion of his or her Accounts, if earlier. If the former Member is not reemployed by the Employer or an Affiliated Employer before he or she has a period of Break in Service described in the preceding sentence or receives such a distribution, the non-vested portion of his or her Employer Matching Account shall be forfeited. Any amounts forfeited pursuant to this paragraph (a) shall be applied to reduce Employer contributions. If the amount of the Vested Portion of a Member's Employer Matching Account at the time of his or her termination of employment is zero, the Member shall be deemed to have received a distribution of such zero vested benefit.

     (b) If an amount of a Member's Employer Matching Account has been forfeited in accordance with paragraph (a) above, that amount shall be subsequently restored to the Member's Employer Matching Account provided (i) he or she is reemployed by the Employer or an Affiliated Employer before the Member's number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Member's total number of Years of Vesting Service before his or her Break in Service and (ii) he or she repays to the Plan during his or her period of reemployment and within five years of his or her date of reemployment an amount in cash equal to the full amount distributed to him or her from the Plan on account of his or her termination of employment, other than the amount attributable to any Rollover Contributions made under Section 3.03, provided, however, that he or she may elect to repay to the Plan all or part of that amount as well. Repayment shall be made in one lump sum.

     (c) In the event that any amounts to be restored by the Employer to a Member's Employer Matching Account have been forfeited under paragraph
          (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Employer Matching Contributions and if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.

     (d) A repayment shall be invested in the available Investment Funds according to the Member's election in force at the time of repayment.

                                    ARTICLE 7
                        WITHDRAWALS WHILE STILL EMPLOYED

7.01 Withdrawal of Rollover Contributions

     A Member may, subject to Section 7.04, elect to withdraw all or part of his or her Rollover Account attributable to Rollover Contributions.

7.02 Withdrawal After Age 59 1/2

     A Member who shall have attained age 59 1/2 as of the effective date of any withdrawal pursuant to this Section may, subject to Section 7.04, elect to withdraw all or part of his or her Deferral Account, and all or part of the Vested Portion of his or her Employer Matching Account attributable to Employer contributions.

7.03 Hardship Withdrawal

     (a) A Member who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article may, subject to Section 7.04, elect to withdraw all or part of the Deferral Contributions made on his or her behalf to his or her Deferral Account upon furnishing proof of hardship satisfactory to the Committee.

     (b) A Member shall be considered to have incurred a hardship if, and only if, he or she meets the requirements of paragraphs (c) and (d) below.

     (c) As a condition for hardship there must exist with respect to the Member an immediate and heavy need to draw upon his or her Deferral Account.

          (i) The Committee shall presume the existence of such immediate and heavy need if the requested withdrawal is on account of any of the following:

               (A) expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, his or her spouse or any of his or her dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;

               (B) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

               (C) payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his or her spouse, children or dependents (as defined in Section 152 of the Code);

               (D) payment of amounts necessary to prevent eviction of the Member from his or her principal residence or to avoid foreclosure on the mortgage of his or her principal residence; or

               (E) the inability of the Member to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

                    The amount of the withdrawal may not be in excess of the amount of the immediate and heavy financial need of the employee, including any amounts necessary to pay any federal, state or local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the distribution.

                    In evaluating the relevant facts and circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

     (d) As a condition for hardship, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). To demonstrate such necessity, the Member must request, on such form as the Committee shall prescribe, that the Committee make its determination of the necessity for the withdrawal solely on the basis of his or her application. In that event, the Committee shall make such determination, provided all of the following requirements are met: (i) the Member has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliated Employers, but any loan which would have the effect of increasing hardship need not be taken, (ii) the Member is prohibited from making Deferral Contributions and any after-tax contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and (iii) the limitation described in
          Section  3.01(b)  under  all  plans  of the  Employer  and  Affiliated
          Employers for the calendar year following the year in which the withdrawal is made must be reduced by the Member's elective deferrals made in the calendar year of the distribution for hardship. For purposes of clause (ii), "all other plans of the Employer and Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under
          Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan.

7.04 Procedures and Restrictions

     To make a  withdrawal,  a Member  shall  give  such  advance  Notice as the
     Committee  shall  prescribe.   A  withdrawal  shall  be  made  as  soon  as
     administratively practicable following such Notice. If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Member's Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated between the Investment Funds in proportion to the value of the Member's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.09, all payments to Members under this Article shall be made in cash as soon as practicable. In the event a married Member has elected an annuity under Section 9.02(b)(ii) at the time the withdrawal is to be made, the withdrawal election shall not be effective unless Spousal Consent to the election is received by the Committee. Payments made to Members after December 31, 1998 pursuant to this Article shall not be considered "eligible rollover distributions" subject to the provisions of Section 9.09.

                                    ARTICLE 8
                                LOANS TO MEMBERS

8.01 Amount Available

     (a) A Member who is an employee of the Employer or an Affiliated Employer may borrow, on written application to the Committee and on approval by the Committee under such uniform rules as it shall adopt, an amount which, when added to the outstanding balance of any other loans to the Member from this Plan or any other qualified plan of the Employer or Affiliated Employer, including any accrued but unpaid interest on any deemed loan distribution, does not exceed the lesser of (i) 50% of the Vested Portion of his or her Accounts, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Member from such plans during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Member from such plans on the date on which the loan is made.

     (b) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be 1% above the prime rate as reported in the Wall Street Journal for the last business day of the quarter preceding the calendar quarter in which the loan is processed. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

     (c) The amount of the loan is to be transferred from the Investment Funds in which the Member's Accounts are invested to a special "loan fund" for the Member under the Plan. The loan fund consists solely of the amount transferred to the loan fund and is invested solely in the loan made to the Member. The amount transferred to the loan fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Member's loan fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member's then effective investment election.

8.02 Terms

     (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

          (i) An application for a loan by a Member shall be made in accordance with the rules established by the Committee;

          (ii) Each loan shall be evidenced by a promissory note payable to the Plan;

          (iii)The period of repayment for any loan shall be determined by the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member, in which case the period of repayment shall not exceed 15 years. Notwithstanding the foregoing, in the event a Member enters the uniformed services of the United States and retains reemployment rights under the law, loan repayments shall be suspended (and interest shall cease to accrue) during the period of leave, and the period of repayment shall be extended by the number of months of the period of service in the uniformed services; provided, however, if the
               Member incurs a termination of employment and requests a distribution pursuant to Article 9, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to
               Article 9.

                  (iv) Payments of principal and interest will be made by payroll deductions in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;
                  (v) A loan may be prepaid in full as of any date without penalty;

                  (vi) Only one loan may be outstanding at any given time and a new loan may not be made until at least 31 days after repayment of an outstanding loan is completed. Notwithstanding the foregoing, a second loan may be made in conjunction with the purchase of the principal residence of the Member;
                  (vii)    The minimum loan amount shall be $1,000;
                  (viii) A loan processing fee and annual maintenance fee may be charged by the Plan, as determined by the Committee; and
                  (ix) Upon termination of employment, full repayment of any outstanding loan must be made to avoid default; or the Committee may allow for an alternative method of repayment upon application.
         (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the loan fund attributable to amounts held in the Member's Deferral Account or Employer Matching Account until such time as a distribution of the Deferral Account or Employer Matching Account could otherwise be made under the Plan. A default in any other event may be deemed a taxable distribution to the Member in accordance with the Committee's rules.
         (c) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.
         (d) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

         (e) For any employee of an entity which is acquired by the Employer in either an asset or a stock transaction and (i) who becomes a Member in accordance with the provisions of Section
                  2.01 or Section 2.05, (ii) who has a nondefaulted loan balance in the acquired entity's qualified profit sharing or stock bonus plan on the closing date of the acquisition, and (iii) who elects to make a direct rollover of his or her account balance from that plan to this Plan, this Plan will accept as part of that rollover the promissory note representing such loan and the Employer, Plan and the Member agree to continue the repayment in accordance with the terms of such note, provided such action complies with the requirements of the Code at the date of rollover.
I.

                                    ARTICLE 9
                          DISTRIBUTION OF ACCOUNTS UPON
                            TERMINATION OF EMPLOYMENT


9.01     Eligibility

         Upon a Member's termination of employment the Vested Portion of his or her Accounts, as determined under Article 6, shall be distributed as provided in this Article.

9.02     Forms of Distribution

          (a) Distribution of the Vested Portion of a Member's Accounts shall be made to the Member (or to his or her Beneficiary, in the event of death) in a cash lump sum. In the alternative, to the extent a Member's Accounts are invested in the Investment fund for Employer common stock, a Member may elect to receive all or a portion of the Employer common stock held in such Investment fund for his or her Accounts, as part of the distribution. The minimum stock distribution shall be 100 shares or the total number of shares held for the Employee, if less and any fractional shares shall be paid in cash. Notwithstanding the foregoing, a Member may elect to receive that part of the Vested Portion of his or her Accounts which accrued prior to July 1, 1999, in the optional form of benefit described under (b) below. (b) Any Employee who was a Member prior to July 1, 1999 may elect, in such manner as the Committee shall prescribe, to receive payment of the Vested Portion of the balance in his or her Accounts in cash payments in approximately equal quarterly or annual installments over a period, designated by the Member, not to exceed the life expectancy of the last survivor of the Member and his or her Beneficiary. In the event that the Member dies before all installments have been paid, the remaining balance in his or her Accounts shall be paid in an immediate cash lump sum to his or her Beneficiary. (c) Notwithstanding the preceding, if a Member dies before his or her benefits commence, the Vested Portion of his or her Accounts shall be paid to his or her Beneficiary in a cash lump sum.


9.03     Commencement of Payments

         (a) Except as otherwise provided in this Article, distribution of the Vested Portion of a Member's Accounts shall commence as soon as administratively practicable following the later of
                  (i) the Member's termination of employment or (ii) the 65th anniversary of the Member's date of birth (but not more than 60 days after the close of the Plan Year in which the later of
                  (i) or (ii) occurs).
         (b) In lieu of a distribution as described in paragraph (a) above, a Member may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of the Vested Portion of his or her Accounts commence as of any Valuation Date coincident with or following his or her termination of employment which is before the date described in paragraph (a) above.
         (c) In the case of the death of a Member before his or her benefits commence, the Vested Portion of his or her Accounts shall be distributed to his or her Beneficiary as soon as administratively practicable following the Member's date of death.

9.04     Age 70 1/2 Required Distribution
         (a) Notwithstanding any provision of the Plan to the contrary, if a Member is a 5% owner (as defined in Section 416(i) of the Code), distribution of the Member's Accounts shall begin no later than the April 1 following the calendar year in which he or she attains age 70 1/2. No minimum distribution payments will be made to a Member under the provisions of Section
                  401(a)(9) of the Code on or after January 1, 1997 if the Member is not a 5% owner as defined above, except that if such payments had commenced prior to July 1, 1999, they shall continue to be made unless the Member elects to stop receiving such payments. Such Member may, however, elect to receive in-service withdrawals in accordance with the provisions of
                  Article 7 while he or she remains in service.
         (b) In the event a Member is required to begin receiving payments while in service under the provisions of paragraph (a) above, the Member may elect to receive payments while in service in accordance with option (i) or (ii), as follows: (i) A Member may receive one lump sum payment on or before the Member's required beginning date equal to his or her entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

               (ii) A Member may receive  annual  payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of the Member's life expectancy or the joint life expectancy of the Member and his or her Beneficiary. Such life expectancies will not be recalculated and the minimum amount will not be determined on joint life expectancies unless the Member elects in a timely manner that the life expectancies be recalculated annually or a joint life expectancy be used. In no event will the life expectancy of the Beneficiary be recalculated if the Beneficiary is not the Member's spouse. The amount of the withdrawal shall be taken pro rata from his or her Accounts. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member's Accounts as of the date of each withdrawal from which amounts are withdrawn.

                  An election under this Section shall be made by a Member by giving written notice to the Committee within the 90 day period  prior  to his  or her  required  beginning  date.  The commencement of payments under this Section shall not constitute an annuity starting date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member's subsequent termination of employment, payment of the Member's Accounts shall be made in accordance with the provisions of
                  Section 9.02. In the event a Member fails to make an election under this Section, payment shall be made in accordance with clause (ii) above.

9.05     Small Benefits

         Notwithstanding any provision of the Plan to the contrary, a cash lump sum payment shall be made in lieu of all vested benefits if the value of the Vested Portion of the Member's Accounts as of his or her termination of employment amounts to $5,000 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Member's termination of employment, or following the determination that the amount qualifies for distribution under this paragraph.

9.06     Status of Accounts Pending Distribution

         Until completely distributed under Section 9.03 or 9.04 the Accounts of a Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Member shall retain investment transfer rights as described in Section 4.05. However, loans or withdrawals shall not be permitted during the deferral period except to the extent required by law.

9.07     Proof of Death and Right of Beneficiary or Other Person
         The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.


9.08     Distribution Limitation

         Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with
         Section 401(a)(9) of the Code.

9.09     Direct Rollover of Certain Distributions

         This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:
               (a)  "Eligible rollover  distribution"  means any distribution of all or any  portion  of the  balance  to the  credit  of the distributee,  except that an eligible rollover  distribution does not include any distribution that is one of a series of substantially  equal periodic  payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life  expectancies)
                    of  the   distributee  and  the   distributee's   designated
                    beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section  401(a)(9) of the Code, and the portion of any
                    distribution   that  is  not   includible  in  gross  income
                    (determined   without   regard  to  the  exclusion  for  net
                    unrealized    appreciation    with   respect   to   employer
                    securities);
               (b)  "Eligible  retirement  plan" means an individual  retirement
                    account   described  in  Section  408(a)  of  the  Code,  an
                    individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;
               (c)  "Distributee"  means an  employee  or  former  employee.  In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and
               (d)  "Direct  rollover"  means  a  payment  by  the  Plan  to the eligible retirement plan specified by the distributee.

9.10     Waiver of Notice Period
         Except as provided in the following sentence, if any portion of a Member's Accounts accrued prior to July 1, 1999, and the value of the Vested Portion of the Member's accounts exceeds $5,000 on the date of determination, an election by the Member to receive a distribution prior to age 65 shall not be valid unless the written election is made

         (a) After the Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations, and (b) Within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations.
         If such distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
         (c) the Committee clearly informs the Member that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
         (d)      the Member, after receiving the notice under said Regulation
                    Section 1.411(a)-11(c), affirmatively elects a distribution. I.

                                   ARTICLE 10
                             ADMINISTRATION OF PLAN


10.01    Appointment of Committee

         The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors may delegate to another person the power to appoint and remove members of the Committee. Any person who is appointed a member of the Committee shall signify his or her acceptance by filing written acceptance with the Board of Directors and the Secretary of the Committee. Any member of the Committee may resign by delivering his or her written resignation to the Board of Directors and the secretary of the Committee and shall automatically cease to be a member on the date he or she ceases to be an employee.

10.02    Duties of Committee

         The Committee shall elect a chairperson from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, recordkeepers, auditors, consultants, and advisors and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustees under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide. The Committee's discretionary duties shall include (but not be limited to) the following:

          (a) responsibility for the administration and interpretation of the Plan as further described in Section 10.07 and accounting for the Plan;

          (b) responsibility for reporting and disclosure as required by ERISA, and assuring compliance with the reporting and disclosure requirements of ERISA, including all financial reports and financial disclosure requirements;

          (c)  responsibility   for  and   adoption   of  a   program   for  the
               administration of the Plan;

          (d) establishment and maintenance of all Plan documents, provided appropriate legal advice has first been obtained; (e) implementation of a claims procedure for the Plan subject to ERISA as outlined in Section 10.15; and (f) correction of any mistakes and curing of any defects in the administration of the Plan, including adjustment of erroneous allocations as set forth in Section 13.04.


10.03    Individual Accounts

         The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Member's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04    Meetings

         The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine and act on such matters as its chairperson or other members may deem appropriate or desirable.

10.05    Action of Majority

         Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.


10.06    Compensation and Bonding

         No member of the Committee shall receive any compensation from the Plan for his or her services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.


10.07    Establishment of Rules

         Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have discretionary authority to construe and interpret the Plan (including, but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

10.08    Prudent Conduct

         The Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his or her conduct of a similar situation.
10.09    Service in More Than One Fiduciary Capacity

         Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.


10.10    Limitation of Liability

         The Employer, the Board of Directors, the Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.


10.11    Indemnification

         The Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

10.12    Appointment of Investment Manager

         The Board of Directors or the Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Board of Directors or the Committee shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.


10.13    Named Fiduciary

          For purposes of ERISA, the Committee shall be the named fiduciary of the Plan.

10.14    Expenses of Administration
         All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the funding agent, administrative expenses and proper charges and disbursements of the funding agent and compensation and other expenses and charges of any counsel, accountant, specialist, consultant, investment manager, or other person who has been retained by the Employer in connection with the administration thereof, shall be paid from the funds of the Plan held by the funding agent under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan, to the extent not paid by the Employer.

10.15    Claims and Review Procedures
         (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the
                  Plan) shall be submitted to the Committee in writing in accordance with the procedures adopted by the Committee. An application for benefits shall be submitted on the prescribed form and shall be signed by the Member or, in the case of a benefit payable after his or her death, by his or her Beneficiary. The Committee shall adopt such rules, procedures and interpretation of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this
                  Section 10.15 and communicate such rules, procedures and interpretations to the Members.
         (b) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with such rules and procedures, (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with such rules and procedures, and (iv) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee has failed to take any action on the claim within the time prescribed by such rules and procedures.
I.

                                   ARTICLE 11
                               MANAGEMENT OF FUNDS


11.01    Trust Agreement

         All the funds of the Plan shall be held by Trustees appointed from time to time by the Board of Directors or the Committee under a trust agreement adopted, or as amended, by the Board of Directors or the Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustees.

11.02    Exclusive Benefit Rule

         Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Employer. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.
I.

                                   ARTICLE 12
                        AMENDMENT, MERGER AND TERMINATION


12.01    Amendment of Plan

         The Employer, by action of its Board of Directors, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend, in whole or in part, any or all of the provisions of the Plan. Notwithstanding the preceding sentence, the Committee may approve amendments to the Plan, with or without prior approval or subsequent ratification by the Board, if the amendment: does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); does not significantly increase the costs of the Plan; and the amendment is intended either to enable the Plan to remain in compliance with the requirements of the Code, ERISA or other applicable law, to facilitate administration of the Plan, or to improve the operation of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. In relation to the Accounts on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective, no amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member, eliminating any right to benefit payment or any optional form of payment, or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect prior to the amendment.

12.02    Merger, Consolidation or Transfer

         The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03    Additional Participating Employers

         (a) If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In the case of a company acquired by stock purchase, if that company sponsors a plan described in Code Section 401(k), such plan may be merged into this Plan upon agreement of the parties, and its participants shall become Members of the Plan, within the timeframe set forth in Code Section 410(b)(6). The Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.
         (b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Members in the employ of that company, and any unpaid balances of the Accounts of all Members who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in Section 12.04 if the Plan should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

12.04    Termination of Plan

         (a) The Board of Directors by action taken in accordance with the procedures under Section 12.01 may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. In the event of the Plan's termination, the total amount in each Member's Accounts shall be distributed to him or her if permitted by law or continued in trust for his or her benefit, as the Committee shall direct.
         (b)      Upon termination of the Plan, Deferral  Contributions,  with earnings  thereon,  shall only be  distributed to Members if
                    (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in
                  Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2% of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliated Employer (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.


12.05 Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary

         Upon the disposition by the Employer of at least 85% of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business or upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Deferral Contributions, with earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Employer maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof), and
         (d) payment is made by the end of the second calendar year following the calendar year in which the disposition occurred. Notwithstanding the foregoing, if the value of the Vested Portion of the Member's Accounts is $5,000 or less, the Member's vested Accounts shall be distributed as soon as administratively practicable after the Valuation Date following the date the Member's employment with the Employer terminates due to the disposition referenced above.
I.

                                   ARTICLE 13
                               GENERAL PROVISIONS


13.01    Nonalienation

         (a) Except as required by any applicable law or by paragraph (c), no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:
                  (i) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,
                  (ii)    is made pursuant to a State domestic relations law,
                  (iii) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
                  (iv) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Committee.
        (b) Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than $5,000, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the qualified domestic relations order so provides and the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Member's termination of employment, (ii) the time such amount could be withdrawn under Article 7 or (iii) the Member's attainment of age 50.
         (c) On or after August 5, 1997, a Member's benefit under the Plan shall be offset or reduced by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

13.02    Conditions of Employment Not Affected by Plan

         The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Member or potential Member of the Plan.


13.03    Facility of Payment

         If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or because he or she is a minor, the Committee may direct that any benefit due him or her, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

13.04    Erroneous Allocation

         Notwithstanding any provision of the Plan to the contrary, if a Member's Account is credited with an erroneous amount due to a mistake in fact or law, the Committee shall adjust such Account in such equitable manner as it deems appropriate to correct the erroneous allocation.

13.05    Information
         Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under the Plan, shall file with the Committee the information that it shall require to establish his or her rights and benefits under the Plan.


13.06    Top-Heavy Provisions

         (a)      The following definitions apply to the terms used in this
                  Section:
                  (i) "applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;
                  (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;
                  (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Sections 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's Statutory Compensation from the Employer or an Affiliated Employer;
                  (iv) "non-key employee" means any Employee who is not a key employee;
                  (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;
                  (vi) "required aggregation group" means any other qualified plan(s) of the Employer or an Affiliated Employer in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and
                  (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.
               (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and in the Employer's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Member under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.
         (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

          (i) In lieu of the vesting requirements specified in Section 6.02, a Member shall be vested in, and have a nonforfeitable right to, his or her Employer Matching Account in accordance with the following schedule:
                                                                Nonforfeitable
                           Years of Vesting Service               Percentage
                           ------------------------               ----------
                              Less than 2 years                         0%
                                        2 years                        20
                                        3 years                        40
                                        4 years                        60
                                        5 years                        80
                                6 or more years                       100

                           provided that in no event shall the Vested Portion of his or her Employer Matching Account be less than the Vested Portion determined under Section 6.02.
               (ii) An additional  Employer  contribution  shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Section 3.02 for the Plan Year (and not needed to meet the contribution percentage test set forth in
                    Section 3.07) would otherwise be less than 3% of his or her remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01 and 3.02 for the Plan Year (disregarding any contributions made under Section 3.13 for the Plan Year) would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence.
                    Notwithstanding the foregoing provisions of this subparagraph (ii), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him or her by any other qualified pension plan of the Employer or an Affiliated Employer. For the purposes of this subparagraph (ii), remuneration has the same meaning as set forth in Section 3.12(c).
               (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:
                  (i) If a Member has completed at least three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in
                           paragraph   (b)(i)  shall   continue  to  be
                           applicable.
                  (ii) If a Member has completed at least two, but less than three, years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 6.02 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member's Employer Matching Account be less than the percentage determined under paragraph (b)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

13.07    Prevention of Escheat

         If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Committee or the Employer. If such person has not made written claim therefor within three months of the date of the mailing, the Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his or her beneficiary later notifies the Committee of his or her whereabouts and requests the payment or payments due to him or her under the Plan, the amount so applied shall be paid to him or her in accordance with the provisions of the Plan.


13.08    Member Notices

         Any Notices made by a Member pursuant to the provisions of the Plan shall be made in a time and manner determined by the Committee under rules uniformly applicable to all employees similarly situated. The Committee reserves the right to change from time to time the time and manner for making such Notice by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making a Notice, set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.09    Construction

          (a) The Plan shall be construed, regulated and administered under ERISA and the laws of the State of Texas, except where ERISA controls.

          (b) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

                               AMENDMENT #1 TO THE
             CLEAR CHANNEL COMMUNICATIONS, INC. 401(k) SAVINGS PLAN


     THIS AMENDMENT to the Clear Channel Communications, Inc. 401(k) Savings Plan (the "Plan") is made this 2 day of June, 2000 and is made by Clear Channel Communications, Inc. (the "Company").

                               W I T N E S S E T H

     WHEREAS, the Company has established and maintains the Plan for the benefit of its employees; and

     WHEREAS, the Board of Directors of the Company (the "Board") has the ability to amend the Plan under Section 12.01, subject to certain conditions not material hereto; and

     WHEREAS, the Board desired to amend the Plan; and

     WHEREAS, the Board approved the amendment to the Plan as provided below and authorized the appropriate officers of the Company to sign and execute this Amendment.

     NOW THEREFORE, effective as of June 2, 2000, Section 3.02 of the Plan is amended in its entirety by the following:


   3.02 Employer Matching Contributions

          The Employer may contribute from time to time on behalf of each of its Members who elect to make Deferral Contributions an amount equal to a designated percent of the first 5% of the Deferral Contributions made on behalf of the Member to the Plan during each Plan Year. In no event, however, shall the Employer Matching Contributions pursuant to this Section exceed 5% of the Member's Compensation while a Member with respect to a particular Plan Year. The Employer Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.06, 3.07 and 3.08. If any portion of the Deferred Cash Contribution to which the Employer Matching Contribution relates is returned to the Member under Section 3.01, 3.06, 3.07 or 3.08, the corresponding Employer Matching Contribution shall be forfeited and if any amount of the Employer Matching Contribution is deemed an excess aggregate contribution under
     Section 3.07, such amount shall be forfeited in accordance with the provisions of that Section. The Employer Matching Contributions shall be paid to the Trustees as soon as practicable. Except as provided herein, the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this amendment to be signed and effective the day first written above.


                                              CLEAR CHANNEL COMMUNICATIONS, INC.


                                      By:______________________________________
                                                           Ken Wyker, Secretary

                                                                   EXHIBIT 4.12



                             MASTER TRUST AGREEMENT

                                     Between

-------------------------------------------------------------------------------

                       CLEAER CHANNEL COMMUNICATIONS, INC.

                                       And

                        FIDELITY MANAGEMENT TRUST COMPANY

-------------------------------------------------------------------------------

             CLEAR CHANNEL COMMUNICATIONS, INC. 401(K) SAVINGS PLAN
                                  MASTER TRUST













                            Dated as of July 1, 1999

                                TABLE OF CONTENTS
Section                                                                    Page

1        Definitions       ................................................   2

2        Trust             ................................................   3

3        Exclusive Benefit and Reversion of
         Sponsor Contributions.............................................   4

4        Disbursements     ................................................   4
                  (a)      Administrator-Directed Disbursements............   4
                  (b)      Participant Withdrawal Requests.................   4
                  (c)      Limitations.....................................   4

5        Investment of Trust...............................................   4
                  (a)      Selection of Investment Options.................   4
                  (b)      Available Investment Options....................   4
                  (c)      Participant Direction...........................   5
                  (d)      Mutual Funds....................................   5
                  (e)      Sponsor Stock...................................   5
                  (f)      Participant Loans for General Purposes..........  10
                  (g)      Participant Loans for Purchase of Primary
                           Residence.......................................  11
                  (h)      Reliance of Trustee Directions..................  11
                  (i)      Trustee Powers..................................  11

6        Recordkeeping and Administrative Services to Be Performed.........  12
                  (a)      General.........................................  12
                  (b)      Accounts........................................  13
                  (c)      Inspection and Audit............................  13
                  (d)      Effect of Plan Amendment........................  13
                  (e)      Returns, Reports and Information................  13
                  (f)      Allocation of Plan Interests....................  13

7        Compensation and Expenses.........................................  14

8        Directions and Indemnification....................................  14
                  (a)      Identity of Administrator and Named Fiduciaries.  14
                  (b)      Directions from Sponsor or Administrator........  14
                  (c)      Directions from Named Fiduciary.................  14
                  (d)      Co-Fiduciary Liability..........................  15
                  (e)      Indemnification.................................  15
                  (f)      Survival........................................  15

9        Resignation or Removal of Trustee.................................  15
                  (a)      Resignation.....................................  15
                  (b)      Removal.........................................  15

10       Successor Trustee ................................................  15
                  (a)      Appointment.....................................  15
                  (b)      Acceptance......................................  15
                  (c)      Corporate Action................................  16

11       Termination       ................................................  16

12       Resignation, Removal, and Termination Notices.....................  16

13       Duration          ................................................  16

14       Amendment or Modification.........................................  16

15       Electronic Services...............................................  16

16       General           ................................................  17
                  (a)      Performance by Trustee, its Agents or Affiliates. 17
                  (b)      Delegation by Employer..........................  17
                  (c)      Entire Agreement................................  18
                  (d)      Waiver..........................................  18
                  (e)      Successors and Assigns..........................  18
                  (f)      Partial Invalidity..............................  18
                  (g)      Section Headings................................  18

17       Governing Law     ................................................  18
                  (a)      Massachusetts Law Controls......................  18
                  (b)      Trust Agreement Controls........................  18

18       Plan Qualification................................................  18

Schedules

A.       Administrative Services
B.       Fee Schedule
C.       Investment Options
D.       Administrator's Authorization Letter
E.       Named Fiduciary's Authorization Letter
F.       IRS Determination Letter or Opinion of Counsel
0.       Exchange Guidelines
H.       Operational Guidelines for Non-Fidelity Mutual Funds
I.       Plan Designation Form

         TRUST AGREEMENT, dated as of the first day of July, 1999, between CLEAR CHANNEL COMMUNICATION, INC., a Texas corporation, having an office at 347 Sandau, San Antonio, TX 78216 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee")



                                   WITNESSETH:



        WHEREAS, the Sponsor is the sponsor of the Clear Channel Communications, Inc. 401(k) Savings Plan and the Eller Media Company 401(k) Plan (individually and collectively, the "Plan"); and

        WHEREAS, the Eller Media Company 401(k) Plan is currently frozen to new exchanges and new contributions, and any new assets shall be directed to Clear Channel Communications, Inc. 401(k) Savings Plan; and

        WHEREAS, certain affiliates and subsidiaries of the Sponsor maintain, or may in the future maintain, qualified defined contribution plans for the benefit of their eligible employees; and

        WHEREAS, the Sponsor desires to establish a single trust to hold all of the assets of the Plan and or such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein; and

        WHEREAS, the Trustee shall maintain a separate account reflecting the equitable share of each Plan in the Trust and in all investments, receipts, disbursements and other transactions hereunder, and shall report the value of such equitable share at such times as may be mutually agreed upon by the Trustee and the Sponsor. Such equitable share shall be used solely for the payments of benefits, expenses and other charges properly allocable to each such Plan and shall not be used for the payment of benefits, expenses or other charges properly allocable to any other Plan; and

        WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement and the provisions of the underlying Plan as communicated in writing to the Trustee, which trust shall constitute a continuation, by means of an amendment and restatement, of each of the prior trusts from which plan assets are transferred to the Trustee; and

        WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

        WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) "Administrator" shall mean, with respect to the Plan, the person or entity which is the "administrator" of such Plan within the meaning of section 3(16)(A) of ERISA, namely, the Sponsor.

(b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e)     "Existing  Investment   Contracts"  shall  mean  each  annuity  contract
        heretofore entered into by the Sponsor, any other employer or any predecessor trustee.

(f) "Fidelity Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(g) "Mutual Fund" shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(h) "Named Fiduciary" shall mean, with respect to the application of any provision of this Agreement to any Plan, the person or entity which is the relevant fiduciary under such Plan with respect to such matter (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended), namely, the Sponsor; and

(i) "Non-Fidelity Mutual Fund" shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(j) "Participant" shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(k) "Participant Recordkeeping Reconciliation Period" shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(1) "Plan" shall mean the Clear Channel Communications, Inc. 401(k) Savings Plan, the Eller Media Company 401(k) Plan, and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "I". Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

(m) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof and the date as of which this Agreement terminates pursuant to
        Section 11 hereof.

(n) "Sponsor" shall mean Clear Channel Communications, Inc., a Texas corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(o) "Sponsor Stock" shall mean the Common Stock of the Sponsor, or such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor's affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(p) "Trust" shall mean the Clear Channel Communications, Inc. 401(k) Savings Plan Master Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(q) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

Section 2. Trust. The Sponsor hereby establishes the Clear Channel Communications, Inc. 401(k) Savings Plan Master Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3. Exclusive Benefit and Reversion of Sponsor Contributions.
           --------------------------------------------------------

Except as provided under applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries. All expenses of the Trust shall be a charge against and paid from the appropriate plan participants' accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

Section 4. Disbursements.
           -------------

        (a) Administrator Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such directions compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

        (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a Participant withdrawal request (in-service or full withdrawal) may be made by the Participant by telephone, and the Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

        (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall be required to make all disbursements in cash in accordance with the hierarchy of investments to be converted to cash as detailed in the Plan Administrative Manual, or in kind, as applicable, unless the Administrator has provided written directions to the contrary.

Section 5. Investment of Trust.
           -------------------

        (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

        (b) Available Investment Options. The Named Fiduciary with respect to a Plan shall direct the Trustee as to the investment options in which the Trust shall be invested during the Participant Recordkeeping Reconciliation Period, and the investment options in which Plan Participants may invest, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) Mutual Funds, (ii) Sponsor Stock, and (iii) notes evidencing loans to Participants in accordance with the terms of the Plan,

        The. investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

        (c) Participant Direction. Each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts. Such directions may be made by Participants by use of the telephone exchange system, the internet, or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agent, in accordance with written Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

        (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines for Non-Fidelity Mutual Funds attached hereto as Schedule "H". Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall he made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G".

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in any short-term investment fund or liquidity reserve. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the Participant Recordkeeping Reconciliation Period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust including Mutual Fund shares held in any short-term investment fund for liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants or the Sponsor.

        (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the CCC Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon the New York Stock Exchange ("NYSE") closing price of the Sponsor stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded. The NAV may be adjusted by dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the Stock Fund, and commissions on purchases and sales of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions in accordance with this Agreement.

                  (ii) Fiduciary Duty of Named Fiduciary. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of offering Sponsor Stock as an investment option in the Plan. The Trustee shall not be liable for any loss or expense which arises from the directions of the Named Fiduciary with respect to the monitoring and approval of Sponsor Stock as an investment option in the Plan unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

        Each participant with an interest in Sponsor Stock (or, in the event of the participant's death, his beneficiary) is, for the purposes of Section 4(e)(ii), hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(l) of ERISA), with respect to a pro rata portion of (i) the shares of Sponsor Stock held which are allocated to other participants' accounts but as to which directions are not timely received by the Trustee, and (ii) the shares of Sponsor Stock not allocated to participants' accounts, and (iii) allocated shares not purchased at the direction of participants, and such participant (or beneficiary) shall have the right to direct the Trustee in writing as to the manner in which the Trustee is to vote such shares.

                  (iii) Purchase and sales of Sponsor Stock shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

          (A)......If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

          (B)......If  the Trustee is prohibited by the  Securities and Exchange
     Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.
                  (iv) Execution of Purchases and Sales. (A) Purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G". The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

          (B)......Purchases  and Sales from or to  Sponsor.  If directed by the
     Sponsor in writing prior to the trading

date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

          (C)......Use of an Affiliated Broker. The Sponsor hereby directs the
Trustee to use Capital Markets. ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

               (1) As consideration for such brokerage services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

               (2) The Trustee will provide the Sponsor with a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

               (3) Any successor organization of Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

               (4) The Trustee and Capital Markets shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with
          Section 11 of this Agreement.

                  (v) Securities Law Reports. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                  (vi) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting of Sponsor Stock.

                           (A) Voting.
                               ------

               (1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty
          (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund.

               (2) Each  participant  with an  interest  in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                           (B)......Tender Offers.
                                    -------------

               (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the Stock Fund (both vested and unvested).

               (2) Each participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

               (3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it has received instructions from Participants.

               (4) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

               (5) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

               (vii) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

               (viii) Conversion. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

               (f) Participant Loans for General Purposes. The Administrator shall act as the Trustee's agent for Participant loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a Participant loan for General Purposes, the Plan Participant shall direct the Trustee as to the term and amount of the loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan agreement and truth-in-lending disclosure with the proceeds check to the Participant. To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

               (g) Participant Loans for the Purchase of a Primary Residence. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in Participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a Participant loan for the Purchase of a Primary Residence, the Plan Participant shall direct the Trustee as to the type of loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the Participant if so directed by the Administrator. In all cases, approval or disapproval by the Administrator shall be made within thirty (30) days of the Participant's initial request (the origination date).

        (h)       Reliance of Trustee on Directions.
                  ---------------------------------

               (i) The Trustee shall not be liable for any loss, or expense which arises from any Participant's exercise or non-exercise of rights under this Section 5 over the assets in the Participant's accounts.

               (ii) The  Trustee  shall  not be liable  for any loss or  expense which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 5, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of Section 404(a) of ERISA or were contrary to the terms of the Plan as communicated in writing to the Trustee.

         (i) Trustee Powers. The Trustee shall have the following powers and authority:

                    (i) Subject to paragraphs (b), (c) and (d) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                    (ii) To cause any  securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                    (iii)To  keep  that  portion  of the  Trust  in cash or cash balances as the Named Fiduciary or Sponsor may, from time to time, deem to be in the best interest of the Trust.

                    (iv) To make, execute,  acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                    (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

                    (vi) To settle,  compromise,  or submit to  arbitration  any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                    (vii)To  employ  legal,  accounting,   clerical,  and  other
                         assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                    (viii) To invest  all of any part of the assets of the Trust in GICs and short-term investments (including interest bearing accounts with the Trustee of money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in
                         Section 401(a) and exempt from tax under Section 501(a) of the Code or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service; the provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

                    (ix) To  do  all  other  acts   although  not   specifically
                         mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6. Recordkeeping and Administrative Services to Be Performed.
           ---------------------------------------------------------

        (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Named Fiduciary's written directions regarding the Plan's provisions, guidelines and interpretations.

        (b)  Accounts.   The  Trustee  shall  keep  accurate   accounts  of  all
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the timely filing of the IRS Form 5500, the Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been previously filed with the Trustee.

        (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Sponsor or any person designated by the Sponsor. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor; a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

        (d) Effect of Plan Amendment. A confirmation of the current qualified status of each Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Sponsor providing the Trustee on a timely basis with all the information the Sponsor deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

        (e) Returns, Reports and Information. Except as set forth on Schedule "A", the Sponsor shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Sponsor with such information as the Sponsor may reasonably request to make these filings. The Sponsor shall also be responsible for making any disclosures to Participants including, without limitation, such disclosures as may be required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

        (f) Allocation of Plan Interests. All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

Section 7. Compensation and Expenses. All reasonable expenses of plan administration as shown on Schedule B attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate plan participants' accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

        All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 8. Directions and Indemnification.
           ------------------------------

        (a) Identity of Sponsor and Named Fiduciaries. The Trustee shall be fully protected in relying on the fact that the Sponsor and the Named Fiduciaries under a Plan are the individuals or persons named as such on the Authorization Letters in the form of Schedules "D" and "E" attached hereto or on a Plan Designation Form in accordance with Schedule "I" attached hereto or such other individuals or persons as the Sponsor may notify the Trustee in writing.

        (b) Directions from Sponsor or Administrator. Whenever the Sponsor or Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via Electronic Data Transfer ("EDT") in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy,
(ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

        (c) Directions from Named Fiduciary. Whenever a Named Fiduciary provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer (EDT) or other electronic means in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

        (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.

        (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, damage, penalty, liability, cost, and expense, arising from the Trustee's negligence or bad faith.

        (f) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.
                  --------

Section 9. Resignation or Removal of Trustee.
           ---------------------------------

        (a) Resignation. The Trustee may resign at any time upon one hundred and twenty (120) days' notice in writing to the Sponsor, except in the event of disqualification of a Plan, the Trustee may resign upon sixty (60) days notice in writing to the sponsor, unless a shorter period of notice is agreed upon by the Sponsor. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

        (b)  Removal.  The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 10. Successor Trustee.
            -----------------

        (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

        (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

        (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11. Termination. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 12. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Judy Mesecher, Clear Channel Communications, Inc., 347 Sandau, San Antonio, TX 78216 and to the Trustee c/o Legal Department, ERISA Group, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 13. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 14. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

Section 15. Electronic Services.
            -------------------

        (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee's written consent.

        (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. The responsibility for such installing, maintaining and programming shall only apply after the Trustee has provided written notice to the Sponsor within a reasonable period of time, but no less than sixty (60) days before the effective date unless the Sponsor and Trustee agree otherwise, explaining the requirements and generic methods of installing the Electronic Services. Materials provided for Plan Sponsor's intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Trustee. With regard to Electronic Services involving communications materials for the Sponsor or Plan participants, the Sponsor shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification by the Trustee.

        (c) All Electronic Services shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by the Sponsor. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

        (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and Plan Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Plan Sponsor.

Section 16. General.
            -------

        (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

        (b) Delegation by Employer. By authorizing the assets of any Plan as to which it is an Employer to be deposited in the Trust, each Employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each Employer by the terms of this Agreement, and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

        (c) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

        (d) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

        (e) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

        (f) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        (g)  Section  Headings.   The  headings  of  the  various  sections  and
subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 17. Governing Law.
            -------------

        (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

        (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control with respect to the duties of the Trustee; otherwise, the provisions of the Plan shall control.


Section 18. Plan Qualification. The Sponsor shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust, If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                           CLEAR CHANNEL COMMUNICATIONS, INC.

Attest:  _______________________________   By:       ___________________________
             Director of Retirement        Name:     ___________________________
             Benefits                      Title:    ___________________________
                                           Date:     ___________________________



                        FIDELITY MANAGEMENT TRUST COMPANY

Attest: ________________________________   By:       ___________________________
                                           Name:     ___________________________
                                           Title:    ___________________________
                                           Date:     ___________________________

                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                       CLEAR CHANNEL COMMUNICATIONS, INC.

         THIS FIRST AMENDMENT, dated as of the 30th of December, 1999, by and between Fidelity Management Trust Company (the "Trustee") and Clear Channel Communications, Inc. (the "Sponsor");

                                   WITNESSETH:

          WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 1, 1999, with regard to the Clear Channel Communications, Inc. 401(k) Savings Plan and the Eller Media Company 401(k) Plan (the "Plan"); and

          WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

          NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending the "money classifications" section of Schedule "A" to add the following:

                           - Universal Employer Base
                           - Universal Employee Pre-Tax
                           - Universal Employee After-Tax
                           - Universal Rollover
                           - Universal Employer Match

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CLEAR CHANNEL                                 FIDELITY MANAGEMENT TRUST COMPANY
COMMUNICATIONS, INC.


By: _______________________________________   By: ______________________________
                           Date                      Vice President       Date

                   SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                       CLEAR CHANNEL COMMUNICATIONS, INC.


         THIS SECOND AMENDMENT, dated as of the first day of June, 2000, by and between Fidelity Management Trust Company (the "Trustee") and Clear Channel Communications, Inc. (the "Sponsor");

                                   WITNESSETH:

                    WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 1, 1999, with regard to the Clear Channel Communications, Inc. 401(k) Savings Plan and the Eller Media Company 401(k) Plan (the "Plan"); and

                    WHEREAS, the Sponsor has informed the Trustee that effective
               June 1, 2000, the MJI Broadcasting, Inc. 401(k) Plan has merged with and into the Clear Channel Communications, Inc. 401(k) Savings Plan; and

                    WHEREAS,  the  Trustee  and the  Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

                    NOW THEREFORE,  in consideration of the above premises,  the
               Trustee and the Sponsor hereby amend the Trust Agreement by:

                    (1) Amending the "money classifications" section of Schedule
               "A" to add the following to the Clear Channel Communications, Inc. 401(k) Savings Plan:

                           - Prior MJI Pre-tax
                           - Prior MJI Rollover
                           - MJI QNEC

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CLEAR CHANNEL                               FIDELITY MANAGEMENT TRUST COMPANY
COMMUNICATIONS, INC.


By: ___________________________________     By: _______________________________
                           Date                 Vice President        Date

                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) dated November 8, 2000 pertaining to the Clear Channel Communications, Inc. 401(k) Savings Plan of our reports dated March 13, 2000, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP

San Antonio, Texas
November 6, 2000

                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Clear Channel Communications, Inc.:

         We consent to the incorporation by reference in this registration statement on Form S-8 of our report on the consolidated financial statements of Hispanic Broadcasting Corporation (formerly Heftel Broadcasting Corporation) and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report is included in the Annual Report on Form 10-K of Clear Channel Communications, Inc. for the year ended December 31, 1999.




                                                           KPMG LLP

Dallas, Texas
November 7, 2000

                                                                   EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 28, 2000, with respect to the consolidated financial statements of SFX Entertainment, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and the related financial statement schedule, incorporated by reference from Clear Channel Communications, Inc.'s Current Report on Form 8-K dated June 14, 2000, previously filed with the Securities and Exchange Commission, in this Registration Statement on Form S-8 and related Prospectus thereto dated November 8, 2000 pertaining to the Clear Channel Communications, Inc. 401(k) Savings Plan for the registration of 2,200,000 shares of its common stock.



                                                       ERNST & YOUNG LLP

New York, New York
November 6, 2000

                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clear Channel Communications, Inc. of (1) our report dated February 12, 1999 relating to the consolidated financial statements of Jacor Communications, Inc., which appear in the Clear Channel Communications, Inc. Form 8-K/A filed April 12, 1999 and (2) our report dated February 11, 1998 relating to the consolidated financial statements of Jacor Communications, Inc. which appear in the Clear Channel Communications, Inc., Form 8-K filed December 10, 1998.




                                                  PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
November 7, 2000

                                                                   EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated March 13, 2000 relating to the consolidated financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated June 14, 2000.



                                                   PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
November 7, 2000

                                                                   EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999, relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.




                                                   PRICEWATERHOUSECOOPERS LLP

Austin, Texas
November 7, 2000

                                                                   EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Clear Channel Communications, Inc. of our report dated June 8, 2000, relating to the statements of net assets as of December 31, 1999 and 1998, and the statement of changes in net assets available for benefits and supplemental schedule for the year ended December 31, 1999 of the Clear Channel Communications, Inc. 401(k) Savings Plan, which appears in the Annual Report on Form 11-K of the Clear Channel Communications, Inc. 401(k) Savings Plan dated November 8, 2000.




                                            PADGETT, STRATEMANN & CO., L.L.P.

San Antonio, Texas
November 8, 2000

                                                               SEC COVER LETTER

                    Akin, Gump, Strauss, Hauer & Feld, l.l.p.
                                ATTORNEYS AT LAW
                   a registered limited liability partnership
                       including professional corporations
                               300 CONVENT STREET
                                   SUITE 1500
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7000
                               FAX (210) 224-2035
                                www.akingump.com

                  WRITER'S DIRECT DIAL NUMBER (210) 281 - 7075
                 WRITER'S E-MAIL ADDRESS wliebmann@akingump.com


                                November 9, 2000


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

    Re: Registration Statement on Form S-8 of Clear Channel Communications, Inc.

Ladies and Gentlemen:

                    On  behalf of Clear  Channel  Communications,  Inc.,  we are filing a registration statement on Form S-8 relating to the issuance, from time to time, of up to 2,200,000 shares of Clear Channel's common stock pursuant to the terms of the Clear Channel Communications, Inc. 401(k) Savings Plan.

         If any member of the staff has any questions or desires further information or clarification regarding the enclosed filing, please call the undersigned at (210) 281-7075 or Mr. Steve Mount of my office at (210) 281-7296.
                                                  Very truly yours,

                                                  /s/ WILHELM E. LIEBMANN, ESQ.

                                                  WILHELM E. LIEBMANN, ESQ.

Enclosure

cc:      Ms. Susan Krieg, Clear Channel Communications, Inc.
         Steve Mount, Esq. [Firm]